PEABODY & ARNOLD
                               COUNSELLORS AT LAW
                                 50 ROWES WHARF
                        BOSTON, MASSACHUSETTS 02110-3342
                            TELEPHONE (617) 951-2100
                               FAX (617) 951-2125



                                                      July 14, 1997


Storage Computer Corporation
11 Riverside Street
Nashua, NH 03062

         Re: Registration Statement on Form S-8 Relating to the Restated and Amended Stock Incentive Plan (the "Plan") of Storage Computer Corporation (the "Company")
                  -----------------------------------------------

Dear Sir or Madam:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on or about July 14, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 2,500,000 shares of Common Stock, $.001 par value per share, of the Company issuable pursuant to the Plan.

         We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plan, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan and according to the terms of any option or purchase right granted thereunder and duly authorized by the Company's Board of Directors or
Compensation Committee and/or any related agreements with the Company, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                                       Very truly yours,

                                                       /s/Peabody & Arnold
                                                       ------------------------
                                                       Peabody & Arnold